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                                   Exhibit 1.2

                                LOCK-UP AGREEMENT



                                                                          , 1997
                                                         -----------------

STARTEK, INC.
111 Havana Street
Denver, Colorado  80010

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MORGAN STANLEY & CO. INCORPORATED
  c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
      277 Park Avenue
      New York, New York  10172

Ladies and Gentlemen:

          The undersigned understands that Donaldson, Lufkin & Jenrette Securities Corporation and Morgan Stanley & Co., as representatives (the "Representatives") of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement with StarTek, Inc., a Delaware corporation (the "Company") and the certain named Selling Stockholders listed on Annex I thereto, providing for the initial public offering by the Underwriters, including the Representatives, of common stock, $.01 par value per share ("the Common Stock") of the Company (the "Initial Public Offering").

          In consideration of the Underwriters' agreement to purchase and undertake the Initial Public Offering of the Company's Common Stock and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission, and shares of Common Stock, which may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for such Common stock or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of the Common Stock, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, for a period of 180 days after the commencement of the Initial Public Offering.

          In addition, the undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of Common Stock to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company.


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          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                   Very truly yours,


                                   ----------------------------------------
                                   (Signature)


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(Name of - Please Type)

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(Address)


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(Social Security or Taxpayer
  Identification No.)


          Number of shares owned or               Certificate numbers:
          subject to warrants, options
          or convertible securities:              ---------------------------

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